Exhibit 99.3

FOR RELEASE:	INVESTOR CONTACT:	Sandy Fabre
May 12, 2011 at 1:10 p.m. PT		Nordstrom, Inc.
206-233-6563

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
206-373-3036

Nordstrom Board of Directors Authorizes $750 Million Share Repurchase

Program and Approves Quarterly Dividend

SEATTLE, Wash. – (May 12, 2011) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has authorized a repurchase program of up to $750 million of the Company’s outstanding common stock, through February 2, 2013. The shares are expected to be acquired through open market transactions. The Company intends to fund the repurchase program from existing cash on hand. The actual number and timing of share repurchases, if any, will be subject to market conditions and applicable Securities and Exchange Commission rules. This program is in addition to the Company’s existing repurchase program that was approved by the board in August 2010. The existing repurchase program has $235 million outstanding, as of April 30, 2011, and will expire on January 28, 2012.

Nordstrom also announced today that its board of directors has approved a quarterly dividend of 23 cents per share payable on June 15, 2011, to shareholders of record on May 31, 2011.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers, with 212 stores located in 29 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 116 Nordstrom full-line stores, 93` Nordstrom Rack stores, two Jeffrey boutiques and one clearance store. Nordstrom serves customers through its online presence at Nordstrom.com and through its catalogs. Nordstrom also operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to, the timing and amounts of share repurchases and trends in company operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: the impact of economic and market conditions and the resultant impact on consumer spending patterns; our ability to maintain our relationships with vendors; our ability to respond to the business environment, consumer preferences and fashion trends; effective inventory management; successful execution of our growth strategy, including possible expansion into new markets, technological investments and acquisitions, including our ability to realize the anticipated benefits from such acquisitions, and the timely completion of construction associated with newly planned stores, relocations and remodels, which may be impacted by the financial health of third parties; our ability to maintain relationships with our employees and to effectively train and develop our future leaders; successful execution of our multi-channel strategy; our compliance with applicable banking and related laws and regulations impacting our ability to extend credit to our customers; impact of the current regulatory environment and financial system and health care reforms; our compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to us; trends in personal bankruptcies and bad debt write-offs; changes in interest rates; efficient and proper allocation of our capital resources; availability and cost of credit; our ability to safeguard our brand and reputation; successful execution of our information technology strategy; disruptions in our supply chain; the geographic locations of our stores; public health concerns and the resulting impact on consumer spending patterns, supply chain and employee health; weather conditions and hazards of nature that affect consumer traffic and consumers’ purchasing patterns; the effectiveness of planned advertising, marketing and promotional campaigns; our ability to control costs; and the timing and amounts of share repurchases by the company, if any, or any share issuances by the company, including issuances associated with option exercises or other matters. Our SEC reports, including our Form 10-K for the fiscal year ended January 29, 2011, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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